EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
Second Quarter 2024 Results
Record Quarterly Revenue and Gross Margins
COSTA MESA, CALIFORNIA (August 8, 2024) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its second quarter ended June 29, 2024.
Second Quarter 2024 Recap
•Net revenue was $197.0 million, an increase of 5.2% over Q2 2023
•Net income of $7.7 million (increase of 225% year-over-year), or $0.52 per diluted share, or 3.9% of revenue, up 260 bps year-over-year
•Non-GAAP adjusted net income of $12.5 million (increase of 71% year-over-year), or $0.83 per diluted share
•Gross margin of 26.0%, year-over-year growth of 460 bps
•Adjusted EBITDA of $30.0 million (increase of 15% year-over-year), or 15.2% of revenue, up 130 bps year-over-year
“Q2 was another outstanding quarter for DCO as we grew our topline both year-over-year and sequentially, led by strength in both of our Commercial Aerospace and Military segments along with strong quarterly gross margins and Adjusted EBITDA margins,” said Stephen G. Oswald, chairman, president and chief executive officer. “Net revenue was a quarterly record $197.0 million, up over 5% compared to Q2 2023, with strong demand for business jets, select Airbus platforms, required buffer stock build for the Monrovia facility closure along with maintaining level load production rates on other commercial aerospace platforms despite the temporary slowdown in demand from aircraft OEMs.
"The other big news is Ducommun delivered a new quarterly record for gross margin, expanding 460 bps year-over-year from 21.4% to 26.0%. In addition, Adjusted EBITDA margins also were very strong as we now gain increased momentum on our Vision 2027 strategy and financial goals. Continued growth in our higher margin engineered products businesses, some benefits of favorable product mix, savings from our on-going restructuring program, value pricing along with productivity, all contributed to the excellent margin story in Q2.
“In December 2022, we laid out our Vision 2027 Plan to investors and now halfway through year two of the Plan, we have made solid progress in achieving our revenue and especially EBITDA margin growth targets. The team is driving the business and on track to deliver our longer-term goals as we remain relentless on meeting the commitments.
“Ducommun was also a participant at the Farnborough Air Show last month where there was significant focus on the quality challenges and supply chain constraints in the industry. I am proud of the Ducommun team for being laser focused on delivering high quality products to our customers, on-time while maintaining a strong position to meet the anticipated higher demand for Commercial Aerospace products later this year and in 2025. It also shows in our numerous A&D OEM customer awards over the last 18 months recognizing our performance.”
Second Quarter Results
Net revenue for the second quarter of 2024 was $197.0 million compared to $187.3 million for the second quarter of 2023. The year-over-year increase of 5.2% was primarily due to the following in the Company's key end-use markets:

•$9.9 million higher revenue in the Company’s commercial aerospace end-use markets due to higher production on selected single-aisle and twin-aisle aircraft, buffer stock build for the Monrovia performance center closure, and growth in regional and business aircraft platforms, partially offset by lower revenues from in-flight entertainment; and
•$3.2 million higher revenue in the Company’s military and space end-use markets due to higher rates on rotary-wing aircraft and naval platforms, partially offset by lower rates on fixed-wing aircraft platforms.
In addition, revenue for the Company’s industrial end-use markets for the second quarter of 2024 decreased $3.4 million compared to the second quarter of 2023 mainly due to the Company selectively pruning non-core business.
Net income for the second quarter of 2024 was $7.7 million, or 3.9% of revenue, or $0.52 per diluted share, compared to $2.4 million, or 1.3% revenue, or $0.17 per diluted share, for the second quarter of 2023. This reflects higher gross profit of $11.1 million and lower restructuring charges of $2.7 million ($0.9 million was recorded as cost of sales), partially offset by higher selling, general and administrative (“SG&A”) expenses of $5.7 million and lower other income of $4.1 million. A portion of the higher SG&A expenses were due to the $1.4 million of professional fees related to the unsolicited non-binding offer to acquire all the shares of Ducommun Incorporated and BLR Aerospace (“BLR”) SG&A expenses of $1.3 million which did not exist in the prior year period as the acquisition of BLR was not completed until the end of April 2023 as well as higher other legal and professional fees of $1.5 million, including for the evaluation of acquisition opportunities.
Gross profit for the second quarter of 2024 was $51.2 million, or 26.0% of revenue, compared to gross profit of $40.1 million, or 21.4% of revenue, for the second quarter of 2023. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to higher manufacturing volume and favorable product mix, pricing actions, along with some improving benefits from the restructuring initiative, partially offset by higher other manufacturing costs.
Operating income for the second quarter of 2024 was $13.9 million, or 7.1% of revenue, compared to $5.0 million, or 2.7% of revenue, in the comparable period last year. The year-over-year increase of $8.9 million was primarily due to higher gross profit and lower restructuring charges, partially offset by higher SG&A expenses, which was noted above. Non-GAAP adjusted operating income for the second quarter of 2024 was $19.9 million, or 10.1% of revenue, compared to $15.2 million, or 8.1% of revenue, in the comparable period last year. The year-over-year increase was primarily due to higher GAAP operating income, partially offset by lower add backs of restructuring charges and Guaymas fire related expenses.
Adjusted EBITDA for the second quarter of 2024 was $30.0 million, or 15.2% of revenue, compared to $26.1 million, or 13.9% of revenue, for the comparable period in 2023.
Interest expense for the second quarter of 2024 was $4.0 million compared to $5.7 million in the comparable period of 2023. The year-over-year decrease was primarily due to the benefit from the interest rate swaps which became effective on January 1, 2024, along with a lower debt balance in the second quarter of 2024.
During the second quarter of 2024, the net cash provided by operations was $3.5 million compared to $9.2 million during the second quarter of 2023. The lower net cash provided by operations during the second quarter of 2024 was primarily due to higher contract assets and lower accounts payable, partially offset by higher net income and lower inventories.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended June 29, 2024 was $101.4 million, compared to $107.1 million for the second quarter of 2023. The year-over-year decrease was primarily due to the following in the Company's key end-use markets:
•$1.8 million lower revenue within the Company’s military and space end-use markets due to lower rates on fixed-wing aircraft platforms, partially offset by higher rates on naval and submarine platforms and rotary-wing aircraft platforms; and
•$0.5 million lower revenue in the Company’s commercial aerospace end-use markets due to lower in-flight entertainment revenues, partially offset by higher rates on regional and business aircraft and large aircraft platforms.
In addition, revenue for the Company’s industrial end-use markets for the second quarter of 2024 decreased $3.4 million compared to the second quarter of 2023 mainly due to the Company selectively pruning non-core business.

Electronic Systems segment operating income for the quarter ended June 29, 2024 was $16.8 million, or 16.6% of revenue, compared to $9.5 million, or 8.9% of revenue, for the comparable quarter in 2023. The year-over-year increase of $7.3 million was primarily due to higher manufacturing volume, favorable product mix, pricing actions, and lower restructuring charges. Non-GAAP adjusted operating income for the second quarter of 2024 was $17.2 million, or 16.9% of revenue, compared to $12.2 million, or 11.4% of revenue, in the comparable period last year.
Structural Systems
Structural Systems segment net revenue for the quarter ended June 29, 2024 was $95.6 million, compared to $80.2 million for the second quarter of 2023. The year-over-year increase was primarily due to the following:
•$10.4 million higher revenue within the Company’s commercial aerospace end-use markets due to higher production on selected single-aisle and twin-aisle aircraft, buffer stock build for the Monrovia performance center closure, and growth in various business jet platforms; and
•$5.0 million higher revenue within the Company’s military and space end-use markets due to higher rates on fixed-wing and rotary-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended June 29, 2024 was $10.6 million, or 11.0% of revenue, compared to $5.4 million, or 6.7% of revenue, for the comparable quarter in 2023. The year-over-year increase of $5.2 million was primarily due to higher volume, favorable product mix, pricing actions, and lower Guaymas fire related expenses. Non-GAAP adjusted operating income for the second quarter of 2024 was $14.7 million, or 15.4% of revenue, compared to $12.8 million, or 16.0% of revenue, in the comparable period last year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the second quarter of 2024 were $13.4 million, or 6.8% of total Company revenue, compared to $9.9 million, or 5.3% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase in CG&A expenses was primarily due to higher professional services fees of $2.9 million, of which $1.4 million was related to the unsolicited non-binding offer to acquire all the shares of Ducommun Incorporated, $1.5 million in other legal and professional services, including for the evaluation of acquisition opportunities.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer will be held today, August 8, 2024 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register.vevent.com/register/BI56958946b480425da35343eca4b411bf
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q2 2024 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company's 2027 Vision Strategy, long-term goals and the anticipated demand for commercial aerospace products through 2025. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the strength of the real estate market, the duration of any lease entered into as part of any sale-leaseback transaction, the amount of commissions owed to brokers, and applicable tax rates; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, August 8, 2024, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, professional fees related to unsolicited non-binding acquisition offer, Guaymas fire related expenses, other fire related expenses, insurance recoveries related to loss on operating assets, insurance recoveries related to business interruption, and inventory purchase accounting adjustments), including as a percentage of revenue, non-GAAP operating income, including as a percentage of net revenues, non-GAAP earnings, non-GAAP earnings per share, and backlog. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.

The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond the Company’s control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than the Company’s net revenues. As a result of these factors, trends in the Company’s overall level of backlog may not be indicative of trends in the Company’s future net revenues.
CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 29, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$29,405	$42,863
Accounts receivable, net	106,585	104,692
Contract assets	210,314	177,686
Inventories	201,831	199,201
Production cost of contracts	6,181	7,778
Other current assets	14,398	17,349
Total Current Assets	568,714	549,569
Property and Equipment, Net	111,299	111,379
Operating Lease Right-of-Use Assets	27,128	29,513
Goodwill	244,600	244,600
Intangibles, Net	157,967	166,343
Deferred income taxes	641	641
Other Assets	21,151	18,874
Total Assets	$1,131,500	$1,120,919
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$76,810	$72,265
Contract liabilities	50,034	53,492
Accrued and other liabilities	40,293	42,260
Operating lease liabilities	7,943	7,873
Current portion of long-term debt	10,938	7,813
Total Current Liabilities	186,018	183,703
Long-Term Debt, Less Current Portion	250,896	256,961
Non-Current Operating Lease Liabilities	20,414	22,947
Deferred Income Taxes	2,945	4,766
Other Long-Term Liabilities	15,328	16,448
Total Liabilities	475,601	484,825
Commitments and Contingencies
Shareholders’ Equity
Common Stock	147	146
Additional Paid-In Capital	208,930	206,197
Retained Earnings	436,553	421,980
Accumulated Other Comprehensive Income	10,269	7,771
Total Shareholders’ Equity	655,899	636,094
Total Liabilities and Shareholders’ Equity	$1,131,500	$1,120,919

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net Revenues	$197,000	$187,320	$387,847	$368,511
Cost of Sales	145,761	147,198	289,665	291,622
Gross Profit	51,239	40,122	98,182	76,889
Selling, General and Administrative Expenses	36,061	30,348	69,012	56,573
Restructuring Charges	1,254	4,769	2,624	8,939
Operating Income	13,924	5,005	26,546	11,377
Interest Expense	(3,975)	(5,735)	(7,858)	(9,954)
Other Income	—	4,059	—	7,945
Income Before Taxes	9,949	3,329	18,688	9,368
Income Tax Expense	2,225	955	4,115	1,763
Net Income	$7,724	$2,374	$14,573	$7,605
Earnings Per Share
Basic earnings per share	$0.52	$0.18	$0.99	$0.59
Diluted earnings per share	$0.52	$0.17	$0.97	$0.58
Weighted-Average Number of Common Shares Outstanding
Basic	14,775	13,403	14,735	12,799
Diluted	14,961	13,599	14,954	13,075

Gross Profit %	26.0%	21.4%	25.3%	20.9%
SG&A %	18.3%	16.2%	17.8%	15.4%
Operating Income %	7.1%	2.7%	6.8%	3.1%
Net Income %	3.9%	1.3%	3.8%	2.1%
Effective Tax Rate	22.4%	28.7%	22.0%	18.8%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP net income	$7,724	$2,374	$14,573	$7,605
Non-GAAP Adjustments:
Interest expense	3,975	5,735	7,858	9,954
Income tax expense	2,225	955	4,115	1,763
Depreciation	4,038	3,932	8,054	7,672
Amortization	4,207	4,022	8,544	8,271
Stock-based compensation expense (1)	4,028	5,036	8,286	8,117
Restructuring charges	2,111	4,769	3,481	8,939
Professional fees related to unsolicited non-binding acquisition offer	1,374	—	1,374	—
Guaymas fire related expenses	—	1,880	—	3,348
Other fire related expenses	—	477	—	477
Insurance recoveries related to loss on operating assets	—	(1,677)	—	(5,563)
Insurance recoveries related to business interruption	—	(2,160)	—	(2,160)
Inventory purchase accounting adjustments	291	766	1,082	766
Adjusted EBITDA	$29,973	$26,109	$57,367	$49,189
Net income as a % of net revenues	3.9%	1.3%	3.8%	2.1%
Adjusted EBITDA as a % of net revenues	15.2%	13.9%	14.8%	13.3%
(1) The three and six months ended June 29, 2024 included $0.5 million and $1.9 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and six months ended July 1, 2023 included $0.8 million and $1.2 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and six months ended June 29, 2024 each included $0.1 million of stock-based compensation expense recorded as cost of sales. The three and six months ended July 1, 2023 each included $0.2 million of stock-based compensation expense recorded as cost of sales.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Six Months Ended
	% Change	June 29, 2024	July 1, 2023	% of Net Revenues 2024	% of Net Revenues 2023	% Change	June 29, 2024	July 1, 2023	% of Net Revenues 2024	% of Net Revenues 2023
Net Revenues
Electronic Systems	(5.3)%	$101,440	$107,124	51.5%	57.2%	(1.8)%	$208,979	$212,750	53.9%	57.7%
Structural Systems	19.2%	95,560	80,196	48.5%	42.8%	14.8%	178,868	155,761	46.1%	42.3%
Total Net Revenues	5.2%	$197,000	$187,320	100.0%	100.0%	5.2%	$387,847	$368,511	100.0%	100.0%
Segment Operating Income
Electronic Systems		$16,806	$9,528	16.6%	8.9%		$35,775	$19,539	17.1%	9.2%
Structural Systems		10,559	5,385	11.0%	6.7%		13,427	10,130	7.5%	6.5%
		27,365	14,913				49,202	29,669
Corporate General and Administrative Expenses (1)		(13,441)	(9,908)	(6.8)%	(5.3)%		(22,656)	(18,292)	(5.8)%	(5.0)%
Total Operating Income		$13,924	$5,005	7.1%	2.7%		$26,546	$11,377	6.8%	3.1%
Adjusted EBITDA
Electronic Systems
Operating Income		$16,806	$9,528				$35,775	$19,539
Other Income		—	222				—	222
Depreciation and Amortization		3,662	3,561				7,294	7,059
Stock-Based Compensation Expense (2)		91	119				171	251
Restructuring Charges		—	2,071				459	3,945
		20,559	15,501	20.3%	14.5%		43,699	31,016	20.9%	14.6%
Structural Systems
Operating Income		10,559	5,385				13,427	10,130
Depreciation and Amortization		4,547	4,335				9,209	8,767
Stock-Based Compensation Expense (3)		70	101				156	203
Restructuring Charges		2,111	2,612				3,022	4,908
Guaymas fire related expenses		—	1,880				—	3,348
Other fire related expenses		—	477				—	477
Inventory Purchase Accounting Adjustments		291	766				1,082	766
		17,578	15,556	18.4%	19.4%		26,896	28,599	15.0%	18.4%
Corporate General and Administrative Expenses (1)
Operating loss		(13,441)	(9,908)				(22,656)	(18,292)
Depreciation and Amortization		36	58				95	117
Stock-Based Compensation Expense (4)		3,867	4,816				7,959	7,663
Restructuring Charges		—	86				—	86
Professional Fees Related to Unsolicited Non-Binding Acquisition Offer		1,374	—				1,374	—
		(8,164)	(4,948)				(13,228)	(10,426)
Adjusted EBITDA		$29,973	$26,109	15.2%	13.9%		$57,367	$49,189	14.8%	13.3%
Capital Expenditures
Electronic Systems		$1,143	$1,923				$1,939	$3,774
Structural Systems		1,353	4,111				2,877	7,241
Corporate Administration		723	—				3,148	—
Total Capital Expenditures		$3,219	$6,034				$7,964	$11,015
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

(2)The three and six months ended June 29, 2024 each included less than $0.1 million of stock-based compensation expense recorded as cost of sales. The three and six months ended July 1, 2023 included less than $0.1 million and $0.1 million, respectively, of stock-based compensation expense recorded as cost of sales.
(3)The three and six months ended June 29, 2024 included less than $0.1 million and $0.1 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and six months ended July 1, 2023 each included less than $0.1 million of stock-based compensation expense recorded as cost of sales.
(4)The three and six months ended June 29, 2024 included $0.5 million and $1.9 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and six months ended July 1, 2023 included $0.8 million and $1.2 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
GAAP To Non-GAAP Operating Income	June 29, 2024	July 1, 2023	% of Net Revenues 2024	% of Net Revenues 2023	June 29, 2024	July 1, 2023	% of Net Revenues 2024	% of Net Revenues 2023
GAAP operating income	$13,924	$5,005			$26,546	$11,377

GAAP operating income - Electronic Systems	$16,806	$9,528			$35,775	$19,539
Adjustments to GAAP operating income - Electronic Systems:
Other income	—	222			—	222
Restructuring charges	—	2,071			459	3,945
Amortization of acquisition-related intangible assets	374	374			747	747
Total adjustments to GAAP operating income - Electronic Systems	374	2,667			1,206	4,914
Non-GAAP adjusted operating income - Electronic Systems	17,180	12,195	16.9%	11.4%	36,981	24,453	17.7%	11.5%

GAAP operating income - Structural Systems	10,559	5,385			13,427	10,130
Adjustments to GAAP operating income - Structural Systems:
Restructuring charges	2,111	2,612			3,022	4,908
Guaymas fire related expenses	—	1,880			—	3,348
Other fire related expenses	—	477			—	477
Inventory purchase accounting adjustments	291	766			1,082	766
Amortization of acquisition-related intangible assets	1,785	1,701			3,719	2,938
Total adjustments to GAAP operating income - Structural Systems	4,187	7,436			7,823	12,437
Non-GAAP adjusted operating income - Structural Systems	14,746	12,821	15.4%	16.0%	21,250	22,567	11.9%	14.5%

GAAP operating loss - Corporate	(13,441)	(9,908)			(22,656)	(18,292)
Adjustments to GAAP Operating Income - Corporate
Restructuring charges	—	86			—	86
Professional fees related to unsolicited non-binding acquisition offer	1,374	—			1,374	—
Total adjustments to GAAP Operating Income - Corporate	1,374	86			1,374	86
Non-GAAP adjusted operating loss - Corporate	(12,067)	(9,822)			(21,282)	(18,206)
Total non-GAAP adjustments to GAAP operating income	5,935	10,189			10,403	17,437
Non-GAAP adjusted operating income	$19,859	$15,194	10.1%	8.1%	$36,949	$28,814	9.5%	7.8%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
GAAP To Non-GAAP Net Income	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP net income	$7,724	$2,374	$14,573	$7,605
Adjustments to GAAP net income:
Restructuring charges	2,111	4,769	3,481	8,939
Professional fees related to unsolicited non-binding acquisition offer	1,374	—	1,374	—
Guaymas fire related expenses	—	1,880	—	3,348
Other fire related expenses	—	477	—	477
Insurance recoveries related to loss on operating assets	—	(1,677)	—	(5,563)
Insurance recoveries related to business interruption	—	(2,160)	—	(2,160)
Inventory purchase accounting adjustments	291	766	1,082	766
Amortization of acquisition-related intangible assets	2,159	2,075	4,466	3,685
Total adjustments to GAAP net income before provision for income taxes	5,935	6,130	10,403	9,492
Income tax effect on non-GAAP adjustments (1)	(1,187)	(1,226)	(2,081)	(1,898)
Non-GAAP adjusted net income	$12,472	$7,278	$22,895	$15,199

	Three Months Ended		Six Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP diluted earnings per share (“EPS”)	$0.52	$0.17	$0.97	$0.58
Adjustments to GAAP diluted EPS:
Restructuring charges	0.14	0.35	0.24	0.68
Professional fees related to unsolicited non-binding acquisition offer	0.09	—	0.09	—
Guaymas fire related expenses	—	0.14	—	0.26
Other fire related expenses	—	0.04	—	0.04
Insurance recoveries related to loss on operating assets	—	(0.12)	—	(0.43)
Insurance recoveries related to business interruption	—	(0.16)	—	(0.16)
Inventory purchase accounting adjustments	0.02	0.06	0.07	0.06
Amortization of acquisition-related intangible assets	0.14	0.15	0.30	0.28
Total adjustments to GAAP diluted EPS before provision for income taxes	0.39	0.46	0.70	0.73
Income tax effect on non-GAAP adjustments (1)	(0.08)	(0.09)	(0.14)	(0.15)
Non-GAAP adjusted diluted EPS	$0.83	$0.54	$1.53	$1.16

Shares used for non-GAAP adjusted diluted EPS	14,961	13,599	14,954	13,075
(1) Effective tax rate of 20.0% used for both 2024 and 2023 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	June 29, 2024	December 31, 2023
Consolidated Ducommun
Military and space	$592,476	$527,143
Commercial aerospace	451,070	429,494
Industrial	24,469	36,931
Total	$1,068,015	$993,568
Electronic Systems
Military and space	$447,441	$397,681
Commercial aerospace	85,601	87,994
Industrial	24,469	36,931
Total	$557,511	$522,606
Structural Systems
Military and space	$145,035	$129,462
Commercial aerospace	365,469	341,500
Total	$510,504	$470,962
* Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of June 29, 2024 were $840.0 million. The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of June 29, 2024 was $1,068.0 million compared to $993.6 million as of December 31, 2023.